Exhibit 99.1

Bed Bath & Beyond Inc. Announces Special Record Date and Payment Date for Interest Previously Due

February 1st for Senior Notes

Special Record Date Set as February 27, 2023

Interest to be Paid on February 28, 2023

UNION, N.J., Feb. 21, 2023 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) announced a Special Record Date of February 27, 2023 for payment of interest due as of February 1, 2023 (the “February 1st Interest”) on the Company’s 3.749% Senior Notes due 2024, 4.915% Senior Notes due 2034 and 5.165% Senior Notes due 2044 (collectively, the “Senior Notes”). Interest previously due on February 1st will be paid to holders of Senior Notes as of the Special Record Date on February 28, 2023 (the “Special Payment Date”).

Sue Gove, President & CEO of Bed Bath & Beyond Inc. said, “Building on the transformative equity financing we announced earlier this month, we continue to work on improving our financial position and optimizing value for all our stakeholders. Today’s announcement is an important step in resetting our operational and financial foundation and meeting our commitments. We remain focused on utilizing our current and future financing to execute our turnaround plans and restore our position with customers.”

The Company has pre-funded the full amount of the February 1st Interest to be paid to holders of Senior Notes on the Special Payment Date with The Bank of New York Mellon, trustee of the Senior Notes.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of merchandise primarily in the Home and Baby markets. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com and buybuybaby.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to use current and future financing sources, including receipt of the full amount of gross proceeds from the Company’s previously announced financing transactions, and the anticipated use of proceeds therefrom as well as the Company’s ability to successfully execute its turnaround plans. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the uncertainties related to market conditions and the receipt of the full amount of gross proceeds from such financing transactions on the anticipated terms or at all, the Company’s ability to use proceeds from such financing transactions to pay down outstanding debt obligations and operate its business; risks related to the failure to receive the full amount of gross proceeds from such financing transactions, which the Company expects will likely force it to file for bankruptcy protection; the Company’s ability to regain and maintain access to its credit agreement; the Company’s ability to deliver and execute on its turnaround plans; the Company’s potential need to seek additional strategic alternatives, including restructuring or refinancing of its debt, seeking additional debt or equity capital, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, and the terms, value and timing of any transaction resulting from that process; the Company’s ability to finalize or fully execute actions and steps that would be probable of mitigating the existence of “substantial doubt” regarding the Company’s ability to continue as a going concern; and the Company’s ability to increase cash flow to support the Company’s operating activities and fund its obligations and working capital needs, and the other risk factors described in the Company’s filings with the SEC, including the factors set forth under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended February 26, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended August 27, 2022, the Company’s Quarterly Report on Form 10-Q for the quarter ended November 26, 2022, Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on February 6, 2023 and the Company’s Current Report on Form 8-K filed on February 7, 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

CONTACTS:

INVESTORS: Susie A. Kim, IR@bedbath.com

MEDIA: Julie Strider, Media@bedbath.com